Exhibit 99.1

ARIAD Begins Patient Enrollment in Two Clinical Studies of Its Lead Cancer Product Candidate

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 7, 2003--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that it has begun enrollment of cancer patients at major cancer centers in two Phase 1 clinical studies of AP23573, the Company's lead cancer product candidate. The AP23573 class of cancer drugs inhibits the protein mTOR and shrinks tumors by a novel mode of action - cancer-cell starvation (metabolic arrest) through inhibition of nutrient uptake to tumor cells, as well as inhibition of growth factor stimulation.
    This broadly applicable approach to cancer treatment is anticipated to make ARIAD's product candidate particularly useful for the treatment of advanced solid tumors, such as breast, kidney, prostate, ovarian, and brain cancers - all clinical indications where there is a great need for new small-molecule drugs.
    Using different dosing regimens, the clinical studies are designed to understand the product candidate's safety and tolerability, its pharmacokinetics (what the body does to the drug) and its pharmacodynamics (what the drug does to the body). Since all participants in these studies will be well-characterized cancer patients, initial information describing the product candidate's anti-tumor activity also will be obtained. Both clinical studies are designed to enable rapid escalation of dose to therapeutic levels.
    Gene markers will be used to explore the relationship between the anti-tumor activity and genetic mutations of the patients' tumors, with the goal of streamlining future clinical development by being able to optimally select patients for treatment with AP23573. It is estimated that 35-50 patients will be enrolled in each of these two simultaneous studies.
    "Expediting the clinical development of AP23573 is our top R&D priority this year, and we anticipate initiating phase 2 clinical development of AP23573 in targeted cancer indications as early as possible next year," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.
    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and is primarily focused on a series of product candidates for targeted oncology indications. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
    Additional information about ARIAD and AP23573 can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals
             Tom Pearson, 610/407-9260
             or
             ARIAD Pharmaceuticals
             Kathy Lawton, 617/621-2345


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